Amendment to the Exchange Agreement

This AMENDMENT (this “Amendment”) TO THE EXCHANGE AGREEMENT (as defined herein) is made effective as of December 19, 2018 by and between Union Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“Union”), Joseph J. Schena, solely in his capacity as representative of the holders of Union Ordinary Shares immediately prior to the Closing (the “Pre-Closing Union Representative”) and Bioceres, Inc., a Delaware corporation (“Bioceres”). Reference is made to that certain SHARE EXCHANGE AGREEMENT (the “Exchange Agreement”), dated November 8, 2018, by and among Union, the Pre-Closing Union Representative and Bioceres. Capitalized terms used herein and not otherwise defined, shall have the meaning set forth in the Exchange Agreement.

WHEREAS, the parties hereto desire to amend the Exchange Agreement pursuant to Section 8.4 thereof.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	The following shall be added to Section 1.1 of the Exchange Agreement after “Pre-Closing Reorganization Consents” and before “Pre-Closing Union Group Law Firms”:

“Pre-Closing Union Board” has the meaning set forth in Section 6.19.

2.	The following shall be added to Section 1.1 of the Exchange Agreement after “Union Designated Contact” and before “Union Group”:

“Union Directors” has the meaning set forth in Section 6.19.

3.	Section 6.19 of the Exchange Agreement shall be deleted in its entirety and replaced by the following paragraph:

6.19. Post-Closing Union Board

The Parties shall use commercially reasonable efforts to ensure that at the Closing the Union Board shall be comprised of seven (7) members, five (5) of whom shall be designated by Bioceres and two (2) of whom shall be designated by the Union Board in existence during the Pre-Closing Period (the “Pre-Closing Union Board”). All directors of the post-Closing Union Board will have one-year terms and will be appointed and removed by the majority vote of the holders of Ordinary Shares of the Company. For the avoidance of doubt, any such directors (“Union Directors”) designated by the Pre-Closing Union Board shall receive consideration for their duties as members of the post-Closing Union Board pursuant to a compensation program to be established for independent directors, which is expected to consist of an annual retainer and committee fees for their service as directors. Following the Closing, Bioceres will also cause Union (which, for the avoidance of doubt, shall following the Closing be renamed Bioceres Crop Solutions Corp.) to reimburse the Union Directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at board and committee meetings.

1

4.	Section 8.4 of the Exchange Agreement shall be deleted in its entirety and replaced by the following paragraph:

8.4. Amendment

Prior to the Closing Date, this Agreement may be amended or modified only by a written agreement executed and delivered by (a) a duly authorized officer of Bioceres, (b) a duly authorized officer of Union and (c) the Pre-Closing Union Representative. On or after the Closing Date, this Agreement may be amended or modified only by a written agreement executed and delivered by (a) a duly authorized officer of Bioceres and (b) the Pre-Closing Union Representative.

This Agreement may not be modified or amended except as provided in the immediately preceding paragraph and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 8.4 shall be void.

5.	For the avoidance of doubt, the Pre-Closing Union Representative, by signing this Amendment, acknowledges that it shall observe all the obligations applicable to it under the Exchange Agreement as amended by this Amendment.

6.	Section 3.12(c)(ii) of the Disclosure Schedule attached to the Exchange Agreement is hereby amended to include the schedule set forth in Annex A attached hereto.

7.	All other terms and conditions as contained in the Exchange Agreement, shall remain binding on the Parties and are incorporated by reference.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

Union

Union Acquisition Corp.

By:	/s/ Kyle Bransfield
	Name:	Kyle Bransfield
	Title:	Chief Executive Officer

Bioceres

Bioceres, Inc.

By:	/s/ Federico Trucco
	Name:	Federico Trucco
	Title:	President and Chief Executive
Officer

Pre-Closing Union Representative

Joseph J. Schena

By:	/s/ Joseph J. Schena

[Signature Page to Amendment to Share Exchange Agreement]

Annex A

Section 3.12(c)(ii) of the Disclosure Schedule